EXHIBIT 11


CUSIP No. 296744 10 5                13D/A                         Page 30 of 89


                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of December 12, 2001, by and among Essex Corporation, a Virginia corporation, with headquarters located at 9150 Guilford Road, Columbia, Maryland 21046 (the "COMPANY"), GEF Optical Investment Company, LLC (the "PURCHASER").

         WHEREAS:

         A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D"), as promulgated by the United States Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         B. The Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, shares of Common Stock, no par value of the Company, at the option of the Company exercisable from time to time as described below.

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering the Registration Rights Agreement, dated as of the date hereof, in the form attached hereto as Exhibit A (the "RRA") pursuant to which the Company has agreed to provide the Purchaser with certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Purchaser hereby agree as follows:

         1. PURCHASE AND SALE OF SHARES

                  (a) Purchase of Shares. The Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase up to 38,462 shares of Common Stock (the "Shares") at a price of $6.50 per share from time to time at the written request of the Company (each a "Purchase Request") made on or before January 31, 2002 and with mutual consent of the parties thereafter through June 30, 2002 (the "Commitment Period").

                  (b) The Closings. Each closing shall take place at the offices of the Company, 9150 Guilford Road, Columbia, Maryland 21046, within three (3) days after a Purchase Request is issued by the Company or such later date on which the conditions specified in Sections 5 and 6 below have been satisfied or waived. At each Closing, (A) the Purchaser shall pay the purchase price to the Company for the number of shares to be issued and sold to such Purchaser by check or wire transfer, and (B) the Company shall issue instructions to its transfer agent to issue a stock certificate representing the number of the
Shares which such Purchaser is then purchasing hereunder.
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CUSIP No. 296744 10 5                13D/A                         Page 31 of 89


         2. RESTRICTIVE LEGENDS. All certificates representing the Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

         Any legend required by appropriate blue sky officials.

         3. PURCHASERS' REPRESENTATIONS AND WARRANTIES.

         The Purchaser represents and warrants that:

                  (a) Investment Purpose. The Purchaser is acquiring the Shares being purchased by it for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                  (b) Accredited Investor Status. Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

                  (c) Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

                  (d) Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

                  (e) Residency. Such Purchaser is purchasing the Shares from its office specified in its address on the Schedule of Purchasers.

CUSIP No. 296744 10 5                13D/A                         Page 32 of 89


         4. COVENANTS.

                  (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

                  (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers pursuant to this Agreement under applicable securities or "Blue Sky" laws of the jurisdiction of the Purchaser set forth in Section 7(f) hereof, and shall provide evidence of any such action so taken to the Purchaser.

                  (c) Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general corporate purposes.

         5. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to issue and sell the Shares to the Purchaser at each Closing is subject to the satisfaction, at or before each Closing, of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

                  (a) As of the Closing, such Purchaser shall have executed this Agreement and the RRA and delivered the same to the Company.

                  (b) The representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing and such Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

         6. CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the Purchaser hereunder to purchase the Shares from the Company at each Closing is subject to the satisfaction, at or before the date of such Closing, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (a) The Company shall have executed this Agreement and the RRA and delivered the same to such Purchaser; and

                  (b) The Company shall cause its transfer agent to execute for delivery to such Purchaser the Stock Certificates (in such denominations as such Purchaser shall request) for the Shares being purchased by such Purchaser.

         7. MISCELLANEOUS.

                  (a) Governing Law; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provision or rule. EACH PARTY

CUSIP No. 296744 10 5                13D/A                         Page 33 of 89


HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Purchaser.

                  (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Essex Corporation
                  9150 Guilford Road
                  Columbia, Maryland 21046
                  Telephone: 301-939-7000
                  Facsimile: 301-953-7880
                  Attention: Leonard E. Moodispaw, President and CEO

CUSIP No. 296744 10 5                13D/A                         Page 34 of 89


                  With a copy to:

                  D. Scott Freed
                  Whiteford, Taylor & Preston L.L.P.
                  7 Saint Paul Street
                  Baltimore, Maryland 21202-1626
                  Telephone: 410-347-8763
                  Facsimile: 410-752-7092

         If to the Purchaser:

                  GEF Optical Investment Company, LLC
                  1225 Eye Street, N.W
                  Suite 900
                  Washington, DC 20005
                  Attn: Mr. James Gregory, Esq.
                  Facsimile: 202-789-4508

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder including by merger or consolidation without the prior written consent of the Purchasers.

                  (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  (i) Survival. The representations and warranties of the Purchaser contained in Section 3 and the agreements and covenants set forth in Sections 4, 5 and 6 shall survive the Closing.

                  (j) Publicity. The Company and the Purchaser shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby, such consent not to be unreasonably withheld.

                  (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

CUSIP No. 296744 10 5                13D/A                         Page 35 of 89


                  (l) Brokers; Placement Agent. The Company acknowledges that it has not engaged a broker or placement agent in connection with the sale of the Shares. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim for brokers', financial advisory or similar fees in connection with such transaction.

                            [REMAINDER OF PAGE BLANK]

CUSIP No. 296744 10 5                13D/A                         Page 36 of 89


         IN WITNESS WHEREOF, the Purchaser and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


                                                  COMPANY:


                                                  ESSEX CORPORATION


                                                  By: /s/ Leonard E. Moodispaw
                                                      --------------------------
                                                      Name: Leonard E. Moodispaw
                                                      Title: President and CEO


                                                  PURCHASER:


                                                  GEF OPTICAL INVESTMENT
                                                  COMPANY, LLC


                                              By: /s/ H. Jeffrey Leonard
                                                  ------------------------------
                                                  Name:
                                                  Title:


         1392722

CUSIP No. 296744 10 5                13D/A                         Page 37 of 89


                                    EXHIBITS
                                    --------


         Exhibit A         Form of Purchase Request

         Exhibit B         Form of RRA




         1393237


                                    EXHIBIT A

                                ESSEX CORPORATION

                           NOTICE OF PURCHASE REQUEST

TO:      GEF OPTICAL INVESTMENT COMPANY, LLC


         1225 Eye Street, N.W, Suite 900
         Washington, DC 20005
         Attn: Mr. James Gregory, Esq.
         Fax No. 202-789-4508

FROM:    ESSEX CORPORATION                  DATE:    ________________

THIS NOTICE IS PROVIDED IN CONNECTION WITH THE COMMON STOCK PURCHASE AGREEMENT DATED DECEMBER ___, 2001, BY AND BETWEEN ESSEX CORPORATION AND GEF OPTICAL INVESTMENT COMPANY, LLC (THE "PURCHASE AGREEMENT"). WORDS AND EXPRESSIONS DEFINED IN THE PURCHASE AGREEMENT SHALL BEAR THE SAME MEANINGS AS IN THIS NOTICE AND THE TERMS AND CONDITIONS CONTAINED IN THE PURCHASE AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE AND DEEMED TO BE A PART OF THIS NOTICE.

Essex Corporation hereby makes a Purchase Request pursuant to the Purchase Agreement as follows:

--------------------------------------------------------------------------------
(a) No. of Shares:
--------------------------------------------------------------------------------
(b) Aggregate Purchase Price
--------------------------------------------------------------------------------
(c) Closing Date
--------------------------------------------------------------------------------

CUSIP No. 296744 10 5                13D/A                         Page 38 of 89


                                              ESSEX CORPORATION


                                              By:
                                                  ------------------------------
                                                  Name: Joseph R. Kurry
                                                  Title: Chief Financial Officer


                               * * * * * * * * * *


We hereby confirm that each of the representations and warranties of the Purchaser in the Purchase Agreement is true and accurate on the date hereof, that the Purchaser has satisfied each condition precedent to Closing contemplated by this Notice and that the Purchaser remains in compliance with each and every obligation and covenant made by the Purchaser in the Purchase Agreement and acknowledge our obligation to purchase and pay for the Shares in accordance with the terms of the Purchase Agreement.


                                             GEF OPTICAL INVESTMENT COMPANY, LLC


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             Date:
                                                   -----------------------------

CUSIP No. 296744 10 5                13D/A                         Page 39 of 89


                                    AMENDMENT

                                       TO
                          SECURITIES PURCHASE AGREEMENT

         THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Amendment") is made as of the 1st day of March, 2002, by and between Essex Corporation, a Virginia corporation with headquarters located at 9150 Guilford Road, Columbia, Maryland 21046 (the "Company") and Global Environment Strategic Technology Partners, L.P. (the "Purchaser").

         WHEREAS, the Company and the Purchaser entered into a certain Securities Purchase Agreement, dated December 12, 2001 (the "Purchase Agreement"), pursuant to which the Purchaser purchased 38,462 shares of the Company's common stock (the "Common Stock") at a price equal to $6.50 per share; and

         WHEREAS, the Company and the Purchaser agree that the Purchaser shall be granted anti-dilution protection regarding the price per share of the Common Stock purchased by the Purchaser under the Purchase Agreement, as amended hereby; and

         WHEREAS, the Company and the Purchaser desire through this Amendment to amend the Purchase Agreement to reflect the foregoing;

         NOW, THEREFORE, in consideration of the foregoing, the Purchase Agreement is amended as follows:

         1. Amendment to the Purchase Agreement. The Purchase Agreement is amended as follows:

                  (a) By deleting Paragraph 1(a) of the Purchase Agreement and substituting the following in lieu thereof:

By deleting Paragraph 1(a) of the Purchase Agreement and substituting the following in lieu thereof:

                  "(a) The Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase up to 38,462 shares of Common Stock at a price of $6.50 per Share; provided, however, that the price per Share shall be adjusted as follows: in the event the Company consummates a private placement of Common Stock to one or more institutional investor(s) at a price below $6.50 per share after the date hereof and on or before December 31, 2002, the price per Share paid by the Purchaser shall be reduced to the price per share paid by such institutional investor(s), but in no event shall the price per Share paid by the Purchaser be adjusted below $3.00 per Share.

CUSIP No. 296744 10 5                13D/A                         Page 40 of 89


         2. Effect of Amendment. This Amendment is intended to modify the provisions of the Purchase Agreement. In the event that there is a conflict between the terms of this Amendment and the Purchase Agreement, the parties intend that the provisions of this Amendment should govern their respective rights and obligations. Except as hereby amended, all other terms and conditions of the Purchase Agreement remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the Purchaser and the Company have caused this Amendment to Securities Purchase Agreement to be duly executed as of the date first written above.


                                                  COMPANY:


                                                  ESSEX CORPORATION


                                                  By: s/ Leonard E. Moodispaw
                                                      --------------------------
                                                      Name: Leonard E. Moodispaw
                                                      Title: President and CEO


                                                  PURCHASER:


                                                  GLOBAL ENVIRONMENT STRATEGIC
                                                  TECHNOLOGY PARTNERS, L.P.


                                              By: /s/ H. Jeffrey Leonard
                                                  ------------------------------
                                                  Name:
                                                  Title: